Exhibit 77(e)(1)

January 1, 2010

Todd Modic
Directed Services LLC
1475 Dunwoody Drive
West Chester, PA 19380

Dear Mr. Modic:

Pursuant to the Investment Advisory Agreement dated May 1, 2003, as amended, (the “Agreement”) between ING Partners, Inc. (“IPI”) and ING Life Insurance and Annuity Company, succeeded by Directed Services LLC (“DSL”) pursuant to the Substitution Agreement dated January 1, 2007 between IPI and DSL, we hereby notify you of our intention to modify the breakpoints to the annual investment advisory fee for ING Baron Small Cap Growth Portfolio, ING Oppenheimer Global Portfolio, ING Oppenheimer Strategic Income Portfolio, and ING Pioneer High Yield Portfolio (collectively, the “Portfolios”), effective as of January 1, 2010, upon all of the terms and conditions set forth in the Agreement.

Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending the Amended Schedule B of the Agreement.  The Amended Schedule B, which indicates the modified breakpoints to the annual investment advisory fees for the Portfolios, is attached hereto.

Please signify your acceptance to the modified breakpoints to the annual investment advisory fees for the aforementioned Portfolios by signing below where indicated.

Very sincerely,

/s/ Kimberly A. Anderson

Kimberly A. Anderson
Senior Vice President
ING Partners, Inc.

ACCEPTED AND AGREED TO:
Directed Services LLC

By:    _/s/ Todd Modic_________________
Todd Modic
Vice President

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Partners, Inc.

AMENDED SCHEDULE B

ADVISORY FEES

SERIES	ADVISORY FEES (as a percentage of average daily net assets)

ING American Century Small-Mid Cap Value Portfolio	1.00%

ING Baron Asset Portfolio	0.95% of the first $2 billion of assets 0.90% of the next $1 billion of assets 0.85% of the next $1 billion of assets 0.80% of assets thereafter

ING Baron Small Cap Growth Portfolio	0.85% of the first $2 billion of assets 0.80% of assets thereafter

ING Columbia Small Cap Value Portfolio	0.75%

ING Davis New York Venture Portfolio	0.80%

ING Fidelity® VIP Contrafund® Portfolio	0.00% while Series invested in Master 0.58% for Standalone Series

ING Fidelity® VIP Equity-Income Portfolio	0.00% while Series invested in Master 0.48% for Standalone Series

ING Fidelity® VIP Growth Portfolio	0.00% while Series invested in Master 0.58% for Standalone Series

ING Fidelity® VIP Mid Cap Portfolio	0.00% while Series invested in Master 0.58% for Standalone Series

ING Index Solution 2015 Portfolio	0.10%

ING Index Solution 2025 Portfolio	0.10%

ING Index Solution 2035 Portfolio	0.10%

ING Index Solution 2045 Portfolio	0.10%

ING Index Solution 2055 Portfolio	0.10%

ING Index Solution Income Portfolio	0.10%

ING JPMorgan Mid Cap Value Portfolio	0.75%

ING Legg Mason Partners Aggressive Growth Portfolio	0.70% on the first $500 million; 0.65% on assets over $500 million

SERIES	ADVISORY FEES (as a percentage of average daily net assets)

ING Oppenheimer Global Portfolio	0.60% of the first $4 billion of assets 0.58% of the next $4 billion of assets 0.56% of assets thereafter

ING Oppenheimer Strategic Income Portfolio	0.50% on the first $4 billion; 0.475% on the next $1 billion; 0.45% on the next $1 billion; 0.43% on assets thereafter

ING PIMCO Total Return Portfolio	0.50%

ING Pioneer High Yield Portfolio	0.60% on the first $2 billion; 0.50% on the next $1 billion; 0.40% on the next $1 billion; 0.30% on assets thereafter

ING Solution 2015 Portfolio	0.10%

ING Solution 2025 Portfolio	0.10%

ING Solution 2035 Portfolio	0.10%

ING Solution 2045 Portfolio	0.10%

ING Solution 2055 Portfolio	0.10%

ING Solution Growth and Income Portfolio	0.10%

ING Solution Growth Portfolio	0.10%

ING Solution Income Portfolio	0.10%

ING T. Rowe Price Diversified Mid Cap Growth Portfolio	0.64%

ING T. Rowe Price Growth Equity Portfolio	0.60%

ING Templeton Foreign Equity Portfolio	0.80% on the first $500 million; 0.75% on assets over $500 million

ING Thornburg Value Portfolio	0.65%

ING UBS U.S. Large Cap Equity Portfolio	0.70% on the first $500 million; 0.65% on assets over $500 million

ING Van Kampen Comstock Portfolio	0.60%

ING Van Kampen Equity and Income Portfolio	0.55%